A-6, Maharani Bagh New Delhi-110065 Ph. : 011-41626470-71 E-mail : info@bansalco.com Website : www.bansalco.com	BANSAL & CO LLP CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Prospectus of our report dated January 19th , 2023, of Ameritek Ventures Inc. relating to the review of the consolidated financial statements for the nine month period ending September 30, 2022 and the reference to or firm under the caption "Experts" in the Registration Statement.

/s/ S.K. Bansal

Bansal of CO LLP

New Delhi

January 19 th, 2023

Branches :

Mumbai : Premises No. 7 & 8, Ground Floor, Wing-A. Raghavji Buildni g, 15/17, Raghavji Road, Gowalia Tank, Mumbai-400026, Mob.: +91 9999668270 Bhopal : Nyaya Sangat, E-7/119, llnd Floor, LalaLajpat Rai Society, Arera Colony, Bhopal-462016 (MP) Ph. : 0755-4076725, 2769224/5, Mob.: +91 9425393729 Dehrad u n : 1st Floor, C-4, Rich Look, Near LIC Building, Haridwar Road, Dehradun, Uttarakhand, Mob. : +91 9811151506